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                                                                  Exhibit 10(19)

                             Employment Agreement
                             --------------------

This Agreement is entered into in New York City, as of February  __, 1999

By and between:

Virtual Communities, Inc.
A Delaware Corporation
151 West 25th Street
New York, New York 10001
(hereinafter - "Employer" or  "VCI")

-and-

Mark McCourt
24 Old Farm Road
Hopkinton, MA 01748
(hereinafter -- "Employee")

Whereas VCI was organized to, among other things, develop and operate on-line virtual communities on the World Wide Web and provide Internet hosting, marketing and advertising services (hereinafter -- "the Business"); and

Whereas VCI wishes to employ Employee in the capacity of Director of Advertising Sales; and

Whereas Employee wishes to be employed in the above capacity and represents himself as possessing the necessary knowledge, experience and training to serve in the above capacity;

NOW THEREFORE, the parties agree as follows:

1.   PREAMBLE
     --------

          1.1 The preamble of this Agreement constitutes an integral part hereof.

2.   TERM
     ----

          2.1 This Agreement shall be deemed effective no earlier than March 1, 1999 but no later that March 8, 1999 (depending upon the termination of Employee's current employment) upon the mutual agreement of the parties and shall continue until terminated in the manner set forth in section 10.1 (hereinafter -- "the Term").

3.   DUTIES
     ------

          3.1 VCI hereby employs Employee in the capacity of Director of Advertising Sales for the Term, and Employee accepts such employment, all subject to the provisions of this Agreement. Employee shall perform all services that may be required in the above capacity, and such other services that may be requested of him, all in accordance with VCI's instruction.

4.   WORKING HOURS
     -------------

          4.1 Employee shall devote his full time to the affairs of the Employer with the exception of all nationally recognized United States holidays and vacation as set forth in Section 8.1 herein. The Employee shall be based in an office in New York City.

5.   PERSONAL TRUST
     --------------

          5.1 Employee shall fulfill his job faithfully and diligently, shall utilize all of his skills, talents, knowledge and experience to VCI's benefit and advantage.

          5.2 Employee shall devote all of his professional time, attention, energy, skill, learning and best efforts to the Business of VCI, as deemed proper by VCI.

          5.3 Employee shall promptly notify VCI, without any delay, of any issue or subject in which he has a personal interest and which may lead to a conflict of interest with his performance of this Agreement or with the Business.

          5.4 With the exception of salary and benefits paid by VCI to Employee, Employee shall not accept or receive from any third party, any payment, benefit, gain, pecuniary advantage or interest of any kind, pursuant or pertaining, directly or indirectly, to the services he performs hereunder for VCI. Breach of this obligation, shall be considered a fundamental breach of this Agreement, and without limiting any other remedies available to VCI in such circumstances, any and all payment, benefit, gain, pecuniary advantage or interest of any kind, received by Employee shall belong to VCI, who shall be entitled to deduct such payment, benefit, gain, pecuniary advantage or interest of any kind, from any and all monies or benefits to which Employee shall be entitled to receive from VCI.

          5.5 Any hours that Employee serves VCI beyond those set forth in section 4.1 are expressly agreed to be on a voluntary basis, not entitling Employee to receive any additional consideration whatsoever (beyond Employee's Base Salary).

6.   ADDITIONAL  OCCUPATION
     ----------------------

          6.1 Should Employee wish to engage directly or indirectly in any other professional activity or render services of a business, professional, or commercial nature to any other person, firm, corporation, or other entity, then Employee shall give VCI prior written notice thereof together with a reasonable time period in which VCI may object on the basis that said activity or services conflict, by virtue of subject matter or by virtue of the time or other commitment demanded by such activity or services, with the employment of the Employee required by this Agreement. Should VCI so object, Employee shall not engage directly or indirectly in such activity or render such services.

7.   COMPENSATION
     ------------

          7.1 Employee shall receive an annual gross salary of $90,000. [hereinafter -- "Employee's Base Salary"]. Such salary shall be paid on a bi-weekly basis.

          In addition to the Base Salary, and subject to the other applicable provisions of this Agreement, Employee shall receive a commission equal to ten percent (10%) of all Revenues received by the Employer for the placement of advertising on the Employer's web sites. Commissions shall be paid monthly in accordance with standard payroll practices and will be based on the actual receipt of funds by the Employer during the previous month from advertisers or their representative agencies. For the purpose of this Agreement, "Revenues" shall mean revenues received by the Employer from entities in consideration for the placement of advertisements on the Employer's web properties, net of Employer's production costs associated with the placement of such advertisements on behalf of an advertiser, any and all barter revenue or outside agency fees. Commissions shall be payable from Revenues derived from sales agreements made subsequent to the commencement of the Term. Employee shall not receive commissions on Revenues received by the Employer through the efforts of Employer's existing ad sales employee.

          In the event that other employees of the Employer are engaged, together with the Employee, in securing a particular advertising account, the maximum combined commission percentage to the Employee and other sales employees shall not exceed ten percent (10%). Employee and other members of senior management of the Employer shall jointly determine their respective share of commissions with respect to revenues from that portion of strategic relationships between Employer and third parties created by other employees that relate to the placement of advertising on the Employer's web sites.

          In the event an advertising agency or other outside entity is involved in the sale of an advertisement at the Employer's full rate card price, the maximum additional commission percentage to the advertising agency or other outside entities shall not exceed fifteen percent (15%). The ten percent (10%) commission shall be paid to Employee on sales made up to a discount of twenty percent (20%) off the Employer's rate card(s) then in effect, or, alternatively, on sales made by Employee at a discount in excess of twenty percent (20%) if approved in writing by the President of the Employer. If not so approved, Employee's ten percent (10%) commission shall be reduced by that amount which is in excess of twenty percent (20%) off the rate card.

          In the event the Employer is required to provide a refund from revenues received from an advertiser for which commissions have previously been paid to the Employer, such commissions shall be deducted from future commissions payable to the Employee.

          7.2 Employee's Base Salary is a gross amount and together with all other benefits or entitlements specified in this Agreement, shall be considered an all-inclusive package, constituting all the consideration to which the Employee is entitled from VCI.

          7.3 VCI, in its discretion, shall be permitted to attribute any parts of Employee's Base Salary to any such benefits or salary components as VCI may be required by law to provide to Employee.

          7.4 The following payments shall be deducted and withheld from Employee's Base Salary, without gross-up: all taxes including federal and state income tax and related surcharges and social security payments.

          7.5 Any additional taxes or obligatory payments that may be levied, enacted, promulgated or ordered after the effective date of this agreement shall, insofar as they constitute an obligation of an employee, be deducted from Employee's Base Salary without gross up.

          7.6 Employee's compensation will be reviewed on an annual basis. To eliminate doubt, such review shall not obligate VCI to alter or adjust the Employee's Base Salary or any of the benefits or entitlements to which he is entitled hereunder, in any manner.


8.   BENEFITS  AND OTHER ENTITLEMENTS:
     ---------------------------------


     ANNUAL VACATION
     ---------------

          8.1 Employee will be entitled to 18 (eighteen) vacation days per annum. Employee shall request vacation by notice to VCI seven (7) business days in advance, if the vacation sought is for two (2) days or less, and thirty (30) business days in advance, if the vacation sought is for more than two (2) days. VCI will respond to vacation requests on a timely basis. For the sake of clarity, the parties stipulate that it is VCI's right to determine the timing of vacations, which VCI shall exercise by taking into consideration VCI's requirements, and to the extent possible, Employee's needs. In addition, the Employee shall be entitled to five (5) days of unpaid leave during each year of employment, which days shall not accumulate from year to year.

          8.2 Employee may carry over to the next year a maximum of five accumulated vacation days.

     EXPENSES
     --------

          8.3 In addition to the Employee's Base Salary and to any other benefits and entitlements hereunder, Employee shall be entitled to reimbursement for business expenses within the framework of the Employer's established advertising sales budget to be determined jointly between the Employer and the Employee. In the event the expense is outside of such budget, it shall be approved by the President in advance by signature upon an Expense Reimbursement Form. All expenses shall be submitted with a receipt in the name of VCI for such expense and delivered to such person as shall be designated by Employer.

     EMPLOYEE STOCK OPTION PLAN
     --------------------------

          8.4 In addition to the Employee's Base Salary and any other benefits and entitlements hereunder, Employee shall be issued an option to acquire up to 100,000 shares of Common Stock of Virtual Communities, Inc. under the Employer's Employee Stock Option Plan. The exercise price for Employee's options shall be $.81 per share. One third of such shares shall vest and be exercisable by the Employee on each of the first three anniversaries of the date hereof, with the first 33,333 shares becoming vested on March 1, 2000, assuming and based upon the Employee's continued employment by the Employee on the date such stock option vest. If the Employee is no longer employed by VCI on a vesting date, such options as may have otherwise vested on such date shall not vest. Options may be excercised for a period of five years from the date of grant of the Option provided that Employee remains an employee of the Employer at the time of exercise, or alternatively, for a period of one year following the termination of the Employee's employment by the Employer or for a period of three months from the date when Employee leaves the Company. Subject to approval by the Company's Board of Directors, Employee shall be entitled to acquire an additional option exercisable over a three year period into an additional 50,000 shares of Common Stock at an exercise price equal to the then fair market value of the Common Stock of the Company on the date of grant in the event the Employee reaches certain performance targets as shall be determined by the Employer no later than three months following the commencement of the Term. In addition, the Board may approve additional yearly grants of Options under the Incentive Stock Option Plan to employees, including Employee.

9.   EMPLOYEE INSURANCE POLICY
     -------------------------

          9.1 Employer shall be responsible for payments to Employee's current health insurance policy until such time as Employer secures a health and pension plan on behalf of the Employee.

10.  TERMINATION OF AGREEMENT
     ------------------------

          10.1 Either party may terminate this Agreement thereby bringing the VCI- Employee relationship to an end, for any reason or without cause, provided that Employee submits to the Employer notice in writing of no less than sixty (60) days prior to the effective date of such termination or Employer submits to Employee notice in writing no less than ninety (90) days prior to the effective date of such termination; provided, however, that should VCI terminate Employee for cause, it may do so without notice. Upon termination for any reason or no reason, all benefit payments or other rights of Employee shall be immediately terminated and of no further effect.

          10.2 The parties agree that a breach of the notice obligation in section 10.1 by either party will entitle the other party to agreed fixed compensation from the breaching party, in an amount equal to the Employee's Base Salary paid (less taxes and obligatory payments that VCI is entitled to deduct from Employee's Base Salary) during the breached period, without proof of damages and without prejudice to the aggrieved party's right to pursue any other remedy in connection with such breach.

          10.3 Employee's entitlements due to termination will be paid on condition that he return to VCI any equipment, data, documents, or anything else in his possession which belongs to VCI.

11.  CONFIDENTIAL INFORMATION
     ------------------------

          11.1 The following words and terms, when appearing henceforth in this Agreement with the first letters capitalized, shall have the meanings set forth beside them:

          (a)  "Person" -- any person, firm, corporation or other entity;

          (b) "Client" -- as to VCI, any Person who has contracted with VCI for the development of any product and/or the provision of any service, and any Person who has contracted with another Person, who in turn has contracted with VCI for the development of any product and/or the provision of any service by VCI;

          (c) "Confidential Information" -- any of the following, insofar as they relate to VCI or VCI's Clients, or are, or were at any time, owned, maintained or developed by or for VCI or VCI's Clients, or any clients of VCI or VCI's Clients: all trade secrets, technical information, technology, information, computer source and object codes, other computer codes, computer interfaces, products, demonstration products, work in progress, data concerning products, client lists, sales and marketing information, client account records, training and operations material and memoranda, personnel records, pricing information, and financial information concerning or relating to the accounts, clients, employees, profits, finances and business affairs, obtained by or furnished, disclosed or disseminated to Employee, or obtained, assembled, developed or compiled by Employee or under his supervision during the course of his employment by VCI or prior thereto (in anticipation of his employment by

       VCI), all physical embodiments of the foregoing, and all information (in the broadest sense) identified by VCI as being confidential.

          11.2 Employee hereby recognizes, acknowledges and agrees that all Confidential Information is the exclusive property of VCI and/or VCI's Clients, and that the continued success of VCI depends upon its ability to ensure the non-disclosure and preserve the confidentiality of all Confidential Information, that such Confidential Information is disclosed to Employee in confidence in connection with his duties under this Agreement, that he is a fiduciary as to Confidential Information and that any use or disclosure of any Confidential Information by Employee other than for the sole and exclusive benefit of VCI and VCI's Clients would be wrongful and would cause irreparable harm to VCI and/or VCI's Clients. In view of the foregoing, the parties do hereby agree that unless instructed otherwise by VCI in writing:

       (a) Employee shall not, at any time, during or after the Term, disclose any Confidential Information, or any part thereof, to any Person, for any reason or purpose whatsoever.

       (b) Employee shall not, at any time, during or after the Term, use or utilize Confidential Information other than in the performance of his duties under this Agreement.

          11.3 Upon termination of Employee's employment for whatever cause, Employee shall wind up his duties in an orderly fashion, and will promptly deliver or return to VCI all property belonging to VCI, and all Confidential Information in Employee's custody or possession at the time of termination.

12.  NON-COMPETITION
     ---------------

          12.1 For the purposes of this Section 12, the term "Competing Business" shall mean any Person whose business, in whole or in part, includes the development or publishing of web sites similar in nature and focus to those web sites or communities currently published and/or which shall be developed and published by the Employer during the Term.

          12.2 Employee undertakes that he will not, directly or indirectly, on his own behalf or in the service or on behalf of others, engage in or be involved in any Competing Business anywhere in the world during the Term and for a period of twelve (12) months thereafter. The parties stipulate that they have agreed that Employee's undertaking herein with respect to the Term, shall apply anywhere in the world, due to the global nature and applicability of VCI's Business and the business of VCI's Clients.

          12.3 Employee undertakes that he will not, either directly or indirectly, on his own behalf or in the service or on behalf of others, solicit, divert, or appropriate, in favor of any Competing Business, any Person whose account with VCI was sold or serviced by or under the supervision of Employee during the Term. This provision shall be effective for twelve months from the completion of the Term. Employee further undertakes that he will not, for a period of twelve (12) months, either directly or indirectly, on his own behalf or on behalf of others, solicit any other employee of the Employer to leave the Employer and to work for Employee or an entity then employing or connected to the Employee.

13.  OWNERSHIP OF WORKS AND INVENTIONS
     ---------------------------------

          13.1 Disclosure. Employee shall promptly disclose to VCI all works,
               ----------
     discoveries, inventions, innovations, improvements, spin-offs and knowhow, patentable or unpatentable, whether or not protected by principles of copyright, trademark, service mark, design rights, performer's rights or other neighboring or intellectual property rights or other rights, conceived or created by Employee, individually or jointly with any other person, during the Term, relating in any manner to the Business or activities of VCI or VCI's Clients [herein -- "Works"].

          13.2 VCI's Rights in General. Employee confirms that all the right,
               -----------------------
     title and interest, in and related to, any such Works, including (without limitation) patent rights, copyright, trademark, trade secrets, service mark, design rights, moral rights, neighboring rights, or other intellectual property rights, are and shall be the sole and exclusive property of VCI or VCI's Clients, as the case may be, in respect to any and all countries, their territories and possessions. Alternatively, Employee hereby assigns to VCI and/or waives and relinquishes in favor of VCI or its Clients, as the case may be, all such right, title and interest in and related to such Works.

          13.3 Acts Necessary to Vest Rights. Employee shall perform at the
               -----------------------------
     request and expense of VCI or its Clients, at any time (whether during or after the Term), all lawful acts and will execute, acknowledge and deliver all such instruments deemed necessary by VCI or its Clients, to vest in VCI, or VCI's Clients as the case may be, the entire right, title and interest in any Works.

          13.4 License. If any right assigned to VCI or its Clients by Employee,
               -------
     or waived or relinquished in favor of VCI or its Clients hereunder, is not capable of assignment, waiver and/or relinquishment [hereinafter -- "Non-Assignable Rights"], then Employee hereby grants to VCI or its Clients, as the case may be, a perpetual, exclusive, royalty free, worldwide license to exploit and use the Non-Assignable Rights, including a license to assign, transfer and sub-license the Non-Assignable Rights, in any manner that VCI or its Clients, as the case may be, deems fit, and further hereby consents to any exercise whatsoever of the Non-Assignable Rights by VCI or its Clients.

          13.5 Duration of Rights; No Additional Remuneration. The duration of
               ----------------------------------------------
     the rights of VCI or VCI's Client's hereunder, whether acquired by virtue of Employee's above confirmation, or by virtue of any assignment, waiver, relinquishment and/or license hereunder, or by operation of law, or by other means, shall be the entire period that the substantive rights exist and any renewal, reversion or re-vesting periods. VCI (and VCI's Clients, as the case may be), shall not pay any remuneration (other than regular compensation paid by VCI during the period of employment) in consideration for the confirmation, assignment, waiver, relinquishment and/or license of rights by Employee hereunder, or for any other rights acquired with respect to the Works.

          13.6 Attribution. Without derogating from the generality of the
               -----------
     foregoing provisions, Employee confirms that the decision whether to use Employee's name in connection with any Work that Employee may have created, or had a role in, shall be the sole and exclusive province of VCI or VCI's Clients, which may exercise discretion as they deem fit.

14.  INJUNCTIVE RELIEF
     -----------------

          14.1 Employee acknowledges and agrees that it may be difficult to fully compensate VCI, or VCI's Clients, for damages for a breach or threatened breach of any of the provisions of sections 11, 12 and 13. Accordingly, Employee specifically agrees that VCI and/or VCI's Clients shall be entitled to temporary and permanent injunctive relief, as well as to temporary and permanent mandatory relief, as may be applicable, to enforce any of the provisions of section 11, 12 or 13, and that such relief may be granted without the necessity of proving actual damages. This provision with respect to injunctive and mandatory relief shall not, however, prohibit VCI or VCI's Clients from pursuing any other rights or remedies available to it for such breach or threatened breach, including without limitation, the recovery of damages from Employee or any third parties.

15.  RIGHT TO APPRISE SUBSEQUENT EMPLOYERS AND OTHERS
     ------------------------------------------------

          15.1 Employee hereby acknowledges that VCI shall have the unfettered legal right to apprise any future employer, partner, associate or contractor of Employee, any Competing Business, or any other relevant party, of the terms and conditions of Employee's obligations under Sections 11, 12, 13 and 14 of this Agreement.

16.  RIGHT TO ENFORCEMENT BY VCI'S CLIENTS
     -------------------------------------

          16.1 Employee hereby acknowledges that any Person who may be, from time to time, a VCI Client, shall be deemed to be an intended beneficiary of Sections 11, 12, 13, 14 and 15 of this Agreement, that any obligations owing to VCI thereunder shall be deemed to be owing to such Client, and that any such Client shall have full rights to enforce the provisions of the aforesaid sections, together with or independent of VCI.

17.  MISCELLANEOUS
     -------------

          17.1 Nothing herein shall be construed to create a joint venture between VCI and Employee.

          17.2 All notices, consents, requests, demands and other communications required or permitted it be given under this Agreement shall be in writing and delivered personally, or by nationally-recognized overnight courier service, next day delivery guaranteed with receipt acknowledged, or mailed by registered or certified mail, postage prepaid, return receipt requested, addressed to the parties hereto as follows (or to such other addresses as the parties hereto shall specify by notice given in accordance with this provision).

          17.3 The captions contained in this Agreement are for convenience only and shall not play any role in the interpretation or construction of this Agreement.

          17.4 This Agreement shall be governed by and construed in accordance with the laws of the State of New York with respect to contracts made and to be wholly performed in therein, without regard to the conflict of laws principles thereof. The parties hereto hereby agree that any suit or proceeding arising under this Agreement, or in connection with the consummation of the transactions contemplated hereby, shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the Employee hereby consents and irrevo -cably submits to the in personam jurisdiction of the federal and state
                          -----------
     courts located in the City, County and State of New York and agrees that any process in any suit or proceeding commenced in such courts under this Agreement may be served upon him personally or by certified or registered mail, return receipt requested, or by Federal Express or other courier service, with the same force and effect as if personally served upon it in New York City. The parties hereto each waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense of lack of in personam jurisdiction with respect thereto.
                            -----------

          17.5 With respect to Employee's rights, any use of the term "as prescribed by law" (or such similar terms) herein shall be deemed to include requirements set forth in regulations, collective agreements and extension orders.

          17.6 The cancellation at any time of any provision of this Agreement, whether or not such provision has been deemed invalid and/or unenforceable, shall cancel only such provision and shall not affect the force or effect of the remaining provisions of this Agreement in any way whatsoever.

          17.7 Employee's undertakings set forth in sections 11, 12, 13, 14, 15 and 16 shall survive termination of this Agreement.

          17.8 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, personal representatives, administrators, executors and permitted assigns. Nothing contained in this Agreement is intended to confer upon any person or entity other than the parties hereto, or their respective successors, heirs, personal representatives, administrators executors or permitted assigns, any rights, benefits,obligations, remedies or liabilities under or by reason of this Agreement. This Agreement shall constitute the entire Agreement between the parties hereto and shall supercede in its entirety all other agreements between the parties hereto.

          17.9 No assignment, transfer or delegation, whether by operation of law or otherwise, of any rights or obligations under this Agreement shall be made by any party without the written permission of the other party.

     IN WITNESS WHEREOF, VCI and Employee have executed this Agreement as of the day and year first above set forth.

     S/Avi Moskowitz                                   s/Mark McCourt
    ------------------------                  ----------------------------
    Virtual communities, Inc.                  Employee

    ------------------------                  ----------------------------
    Date                                      Date